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                              CERTIFICATE OF TRUST
                                       OF
                              ATLAS AIR CAPITAL II

            THIS Certificate of Trust of Atlas Air Capital II (the "Trust"), dated April 23, 1999, is being duly executed and filed by The First National Bank of Chicago, a national banking association, First Chicago Delaware Inc., a Delaware corporation, and Stephen Nevin, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).

            1. Name. The name of the business trust formed hereby is Atlas Air Capital II.

            2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

            3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                    THE FIRST NATIONAL BANK OF
                                    CHICAGO, as trustee


                                    By: /s/ Sandra L. Caruba
                                       ____________________________________
                                    Name: Sandra L. Caruba
                                    Title: Vice President


                                    FIRST CHICAGO DELAWARE INC., as
                                    trustee


                                    By: /s/ Sandra L. Caruba
                                       ____________________________________
                                    Name: Sandra L. Caruba
                                    Title: Vice President


                                    /s/ Stephen Nevin
                                    _______________________________________
                                    STEPHEN NEVIN, as trustee